               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 28 to the Registration Statement (Form N-1A)(No. 2-86606) of Delaware Group Tax-Free Fund (comprised of Delaware Tax-Free USA Fund, Delaware Tax-Free Insured Fund and Delaware Tax-Free USA Intermediate
Fund) of our report dated October 5, 2001, included in the 2001 Annual Report to shareholders.



/s/Ernst & Young LLP
Philadelphia, Pennsylvania
October 26, 2001

                         Report of Independent Auditors



To the Shareholders and Board of Trustees
Delaware Group Tax-Free Fund

We have audited the accompanying statements of net assets of Delaware Group Tax-Free Fund (comprised of Delaware Tax-Free USA Fund, Delaware Tax-Free Insured Fund, and Delaware Tax-Free USA Intermediate Fund) (the "Funds") and the statement of assets and liabilities of Delaware Tax-Free USA Intermediate Fund as of August 31, 2001, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of August 31, 2001, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective Funds constituting the Delaware Group Tax-Free Fund at August 31, 2001, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and their financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States.



/s/Ernst & Young LLP
Philadelphia, Pennsylvania
October 5, 2001

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 26 to the Registration Statement (Form N-1A)(No. 33-63238) of Voyageur Mutual Funds (comprised of Delaware Tax-Free Arizona Fund, Delaware Tax-Free California Fund, Delaware Tax-Free Idaho Fund, Delaware Minnesota High-Yield Municipal Bond Fund, Delaware National High-Yield Municipal Bond Fund, and Delaware Tax-Free New York Fund) of our reports dated October 5, 2001, included in the 2001 Annual Reports to shareholders.



/s/Ernst & Young LLP
Philadelphia, Pennsylvania
October 26, 2001

                         Report of Independent Auditors



To the Shareholders and Board of Trustees
Voyageur Mutual Funds - Delaware National High-Yield Municipal Bond Fund

We have audited the accompanying statement of net assets of Delaware National High-Yield Municipal Bond Fund (the "Fund") as of August 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods presented from January 1, 1997 through August 31, 2001. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the periods ended December 31, 1996 were audited by other auditors whose report thereon dated February 14, 1997 expressed an unqualified opinion on such financial highlights.


We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of August 31, 2001, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware National High-Yield Municipal Bond Fund at August 31, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and its financial highlights for each of the periods presented from January 1, 1997 through August 31, 2001, in conformity with accounting principles generally accepted in the United States.



/s/Ernst & Young LLP
Philadelphia, Pennsylvania
October 5, 2001